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                              ARTHUR ANDERSEN LLP



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Administrative Committee
Shared Medical Systems Corporation
Retirement Savings Plan:

As independent public accountants, we hereby consent to the incorporation by reference of our report dated May 11, 1995, on the Shared Medical Systems Corporation Retirement Savings Plan financial statements as of December 31, 1994 included in this Form 11-K, into the Company's previously filed Registration Statement on Form S-8 (File No. 33-34089).



                                                         /s/ ARTHUR ANDERSEN LLP



Philadelphia, PA
 May 11, 1995

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